EXHIBIT 99

Date:             February 6, 1998
Contact:          Dave Banks (303) 896-3040


                   U S WEST COMMUNICATIONS ANNOUNCES SOLID FULL-YEAR
                                   FINANCIAL RESULTS;
                  HIGHLIGHTS NEW DATA, WIRELESS AND WIRELINE ROLL OUTS

                 - 1997 EPS Up 6.1 Percent Before Regulatory Charges -

ENGLEWOODU S WEST Communications Group (NYSE: USW) today announced fourth quarter adjusted earnings of $.60 per share before a regulatory charge. Full-year 1997 earnings per share (EPS) were $2.59, up 6.1 percent compared to 1996, similarly adjusted.

On a reported basis including a regulatory charge of $250 million, the company's normalized EPS for the quarter was 28 cents - versus 63 cents for the same period in 1996 - and for the full year was $2.28 versus $2.44 in 1996.

Prior to the regulatory charge:
      Operating revenues were up 5.7 percent for the quarter and 4.7 percent for the year. Local service revenues grew 10.1 percent for the quarter and 7 percent for the year.
      Normalized net income was $290 million for the quarter, down 4.6 percent, and was $1.25 billion for the year, up 7.6 percent.

"1997 was a terrific year for U S WEST Communications," said Richard McCormick, chairman and CEO of U S WEST, Inc. "The company delivered on its promises, created excellent shareholder value, and offered customers unique solutions. The people of U S WEST Communications should be commended for their hard work."

"We are right where we expected to be financially," said Sol Trujillo, president and chief executive officer of U S WEST Communications Group. "Operationally, we had an outstanding quarter. We entered six new markets with our integrated Access2 Advanced PCS wireless product, completed the first-ever broad commercial deployment of high-speed DSL Internet and data networking services, and increased product penetration of our core telecommunications products significantly. Truly, our customers are starting to see what we mean when we say `we are the new telco.'"

                                                    -more-
U S WEST Communications Fourth Quarter Earnings - Page 2

Quarterly results were impacted by accelerated spending resulting from the aggressive rollout of the company's first-in-the-nation "one-number" PCS wireless services in six markets; introduction of the first commercial high-speed DSL product; and significant spending for mandated interconnection and number portability to help foster local competition.

Trujillo said that despite incurring negative regulatory hits this quarter, the company had significant wins on the federal and state level in the regulatory arena over the last few months which are already providing momentum for future financial performance.

The bulk of the $250 million regulatory charge resulted from a refund to Washington customers retroactive to May 1, 1996. This refund stemmed from a 1996 Washington Utilities and Transportation Commission (WUTC) ruling which reduced the company's annual revenues by more than $90 million. In a subsequent WUTC decision last month, the company was granted an annual rate increase of approximately $60 million effective February 1, 1998. Another portion of the $250 million charge was taken to accrue for a pending regulatory ruling at the federal level.

Results for the quarter were also normalized for a $32 million one-time, after-tax gain associated with the sale of Bellcore. Results for the fourth quarter 1996 were normalized to reflect the effects of a change in accounting principle and a one-time, after-tax gain associated with the sale of selected rural exchanges in Idaho.

Other fourth quarter and full-year highlights include:

New Product Initiatives:

      The roll out of U S WEST's Access2 Advanced PCS wireless service to six new markets - three in Colorado (Colorado Springs, Ft. Collins, and Greeley); two in Oregon (Portland and Salem); and Vancouver, Wash. Earlier this week, U S WEST Communications launched Access2 service in Phoenix - the third major-market introduction of the "one-number" integrated wireless/wireline service. Coverage is now over six million POPs - more than 20 percent of the population in U S WEST's 14 states.

      In addition to its launch of high-speed DSL MegaBit Services in Phoenix in October, the company also rolled out U S WEST.net, its Internet access service, for consumers and businesses in Phoenix and Denver during the fourth quarter. Last week, the company announced plans to roll out an upgraded MegaBit Services ADSL and U S WEST.net to customers in 40 cities throughout its region by mid-year 1998.

      On the small business side,  sales of Centrex 21 - the company's  enhanced
     Centrex product - increased by 52 percent during the quarter, bringing total sales to more than 211,000 units.

                                                       -more-

U S WEST Communications Fourth Quarter Earnings - Page 3

      The continuing 1997 rollout of National Directory Assistance to nine of the company's 14 states. National DA service allows customers to obtain phone numbers anywhere in the U. S. simply by calling 1-411. U S WEST Communications continues to be the leader among the RBOCs with National DA in terms of geographic coverage and speed to market. In each market introduction, the company has attained better than 20 percent of market share.

Volumes and Penetration:

      The addition of 683,000 access lines (adjusted for the sales of selected rural exchanges) in 1997 for an access-line growth rate of 4.4 percent. On an adjusted basis for the year, business access lines grew at 5.8 percent; residential access lines grew at 3.9 percent; and residential additional lines grew 28.4 percent, reaching a second-line penetration level of 13.7 percent.

      Residential penetration levels at year's end for the company's most popular custom calling features remained strong: Voice Messaging, 18 percent (tops in the industry); Caller ID, 28 percent; and Call Waiting, 39 percent. The company also has a Caller ID campaign underway, which, through Feb. 2 had added nearly 534,000 new subscribers.

      Through the end of the year, the company has sold more than 205,000 Home Receptionist and Business Receptionist Screen Phones, making it the industry leader in sales of this product line. These phones visually and functionally integrate a number of custom calling services, and increase penetration of vertical services.

Sales and Revenues:

      A 23 percent increase in private line and special access revenues, which totaled $229 million for the fourth quarter -- a reflection of the company's growing data networking services business and its ability to successfully compete in one of the most highly competitive segments of the telecommunications market.

      Total vertical services revenue - including not only custom calling services such as call waiting, but also voice messaging and Caller ID (CLASS) services - are up 15 percent from fourth quarter 1996 to about $300 million. Those revenues now represent 11 percent of total revenues before the regulatory charge.

Costs and Margins:

      Absorbed approximately $150 million in expenses and approximately $190 million in capital related to interconnection and number portability in 1997. The company expects to increase spending on interconnection in 1998.



                                                       -more-

U S WEST Communications Fourth Quarter Earnings - Page 4

      Growth in cash provided by operating activities of 16 percent, or $542 million, and even stronger growth in net cash flow, enabled the company to reduce its borrowing levels by $852 million during the year.

U S WEST Communications (NYSE: USW) provides a full range of telecommunications services - including wireline, wireless PCS and data networking - to more than 25 million customers in 14 western and midwestern states. The company is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, MediaOne Group, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. U S WEST has proposed splitting the two groups into separate public companies sometime after mid-1998, pending shareowner and other approvals.

[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]

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